EXHIBIT C

NOTICE OF INTENT TO TENDER

Regarding

SHARES

of

CANTOR OPPORTUNISTIC ALTERNATIVES FUND, LLC

Tendered Pursuant to the Offer to Purchase Dated March 27, 2012

THIS NOTICE OF INTENT TO TENDER MUST BE
RECEIVED BY U.S. BANCORP FUND SERVICES, LLC BY

WEDNESDAY, APRIL 25, 2012.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 12:00 MIDNIGHT, NEW YORK TIME, ON WEDNESDAY, APRIL 25, 2012, UNLESS THE OFFER IS EXTENDED.

Complete this Notice of Intent to Tender and Return or Deliver to:

U.S. Bancorp Fund Services, LLC
615 E. Michigan St.
Milwaukee, WI  53202

Attn:  Cantor Team

For additional information:

Phone:  (414) 287-3744

Fax:  (877) 522-1249

Cantor Opportunistic Alternatives Fund, LLC

Ladies and Gentlemen:

The undersigned hereby tenders to Cantor Opportunistic Alternatives Fund, LLC (formerly Cadogan Opportunistic Alternatives Fund, LLC), a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Company”), the shares of limited liability company interests in the Company (“Shares”) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated March 27, 2012 (“Offer”), receipt of which is hereby acknowledged, and in this Notice of Intent to Tender.  THE OFFER AND THIS NOTICE OF INTENT TO TENDER ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE COMPANY TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Company the Shares tendered pursuant to this Notice of Intent to Tender.  The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Company will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Shares are purchased by the Company.  Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set out in the Offer, the Company may not be required to purchase the Shares tendered hereby.

The Company will issue a Note to the Member for the purchase price.  Subsequently, any cash payment of the purchase price for the Shares tendered by the undersigned will be made by wire transfer to the Member.  The undersigned understands that the purchase price will be based on the unaudited net asset value per Share as of June 29, 2012, or, if the Offer is extended, such later date as described in Section 3 of the Offer to Purchase.  The undersigned further understands that in the unlikely event any payment for the Shares tendered hereby is in the form of marketable securities, such payment will be made by means of a special arrangement between the undersigned and the Company, separate from this Notice of Intent to Tender and the Offer.

All authority conferred or agreed to be conferred in this Notice of Intent to Tender will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned.  Except as stated in Section 6 of the Offer to Purchase, this tender is irrevocable.  A form to use to give notice of withdrawal of a tender is available upon request.

PLEASE FAX OR MAIL IN THE ENCLOSED POSTAGE PAID ENVELOPE TO:  U.S. BANCORP FUND SERVICES, LLC, 615 E. MICHIGAN ST., MILWAUKEE, WI  53202, ATTN:  CANTOR TEAM.  FOR ADDITIONAL INFORMATION:  PHONE (414) 287-3744 FAX:  (877) 522-1249.

PART 1.	NAME AND ADDRESS (PLEASE COMPLETE; JOINT OWNERS SHOULD COMPLETE FOR EACH):

Name of Member:________________________________________________

Social Security No.
or Taxpayer
Identification No.:__________________

Telephone Number:__________________

Name of Joint Member:  _____________________________________________

Social Security No.
or Taxpayer
Identification No.:__________________

Telephone Number:__________________

PART 2.	SHARES BEING TENDERED (PLEASE SPECIFY
DOLLAR AMOUNT):

Such tender is with respect to (specify one):

❒  All of the undersigned’s Shares.

❒  A portion of the undersigned’s Shares expressed as a specific dollar amount.

$ __________

❒  A portion of the undersigned’s Shares expressed as a specific share amount:

____________ shares

A minimum investment balance of $25,000 (or any lower amount equal to a Member’s initial subscription amount) must be maintained after taking into account this tender (the “Required Minimum Balance”).  The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned’s account balance to fall below the Required Minimum Balance, the Company may reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.  Notwithstanding the foregoing, the Company will not repurchase any Shares that have been held by the tendering Member for less than one year (unless such one year holding period has been waived by the Company in connection with the Company’s “key person” terms).

PART 3.                      PAYMENT.

CASH PAYMENT  (Genspring clients skip this section and complete 3A)

Cash payments can be made by check to the current address of record or by wire to the shareholder’s bank.  Please select one option and complete the appropriate information as required:

❒  Send proceeds by check to the current address of record.

 Send proceeds by wire to my bank.

BANK NAME _________________________________________

BANK ADDRESS _________________________________________

BANK CITY, STATE AND ZIP _______________________________

BANK ABA NUMBER _________________________________________

BANK ACCOUNT NUMBER _______________________________________

NAME ON BANK ACCOUNT _______________________________________

PART 3A                      PAYMENT (Genspring clients only)

Cash payments will be wire transferred to the account from which the undersigned’s most recent subscription funds as to the Company were debited.  Please confirm that account number:

Account Number

PROMISSORY NOTE

The promissory note will be held in the undersigned’s account referenced above.  A copy may be requested by calling (414) 287-3744 and, upon request, will be mailed to the undersigned to the address of the undersigned as maintained in the books and records of the Company.

PART 4.	SIGNATURE(S). If joint ownership, all parties must sign. If fiduciary, partnership or corporation, indicate title of signatory under signature lines.

Signature (SIGNATURE SHOULD APPEAR EXACTLY AS ON YOUR SUBSCRIPTION AGREEMENT)	Signature (SIGNATURE SHOULD APPEAR EXACTLY AS ON YOUR SUBSCRIPTION AGREEMENT)

Print Name of Member	Print Name of Member

Title (if applicable)	Title (if applicable)

Date: ______________	Date: ______________

Place Signature Guarantee Stamp Here

Authorized Signature Guarantee

The transfer agent will accept signature guarantees from all institutions which are eligible to provide signature guarantees under federal or state law, provided that the individual giving the signature guarantee is authorized to do so.  Institutions which usually are eligible to provide signature guarantees include commercial banks, trust companies, brokers, national securities exchanges, saving and loan associations, and credit unions.

NOTE:  A notary public cannot provide a signature guarantee